Exhibit 10.38

AMENDMENT NO. 11, dated as of November 1, 2011,
to that Employment Agreement dated April 1, 2002 (the "Agreement")
by and between David Bonnett (the "Executive") and
AMERICAN MEDIA, INC. (the "Company").

Effective as of the date first written above, the Agreement is hereby amended as follows:

1.    Paragraph 1a of the Employment Agreement is hereby deleted and the following substituted therefore:

Employment Term. The Company shall employ Executive until March 31, 2014 (the "Employment Term") on the terms and subject to the conditions set forth in this Agreement. The Agreement shall be considered effective as of April 1, 2002 (the "Effective Time").

2.    Paragraph 2a of the Employment Agreement is hereby deleted and the following substituted therefore:

Effective April 1, 2012, Executive shall serve as Executive Vice President/Chief Information Officer. In such position, Executive shall report directly to the Company President/CEO (or such other person designated by the Company President/CEO) and shall have such duties and authority as shall be determined from time to time by the Company's President/CEO.

3.    Paragraph 3 of the Employment Agreement is hereby deleted and the following substituted therefore:

Base Salary. Effective April 1, 2012 during Executive's employment by the Company, the Company shall pay Executive a base salary (the "Base Salary") at the annual rate of $310,000.00 (Three Hundred Ten Thousand Dollars and Zero Cents), payable in regular installments in accordance with the Company's usual payment practices.

4.    The following shall be added to Paragraph 4 of the Employment Agreement:

Digital Media EBITDA/Revenue Bonus. Executive will be eligible to participate in a Digital Media EBITDA/Revenue incentive plan effective for FY12, FY13 and FY14, similar to the plan in effect with different targets/objectives as determined by the Company.

For FY13 and beyond, Executive will receive at least $65,000.00 (Sixty Five Thousand Dollars and Zero Cents) in total incentive compensation including all incentive plans.

All other terms and conditions of Your Employment Agreement and any subsequent amendments of that Employment Agreement shall remain in full force and effect (unless modified above).

IN WITNESS WEREOF, the parties hereto have duly executed this Amendment No. 11 as of the date first written above.

AMERICAN MEDIA, INC.

By:	/s/ Daniel Rotstein
Daniel Rotstein

/s/ David Bonett
David Bonnett